Exhibit 99.1

BioScrip Reports Fourth Quarter and Full-Year 2016 Financial Results

Q4 Consolidated Revenue of $240.1 Million, loss from continuing operations net of income taxes of ($5.2) million and Adjusted EBITDA of $9.5 Million

DENVER, CO, March 3, 2017 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip” or the “Company”) today announced its fourth quarter and full-year 2016 financial results. For the fourth quarter, the Company reported revenue from continuing operations of $240.1 million, net loss from continuing operations of ($5.2) million and diluted EPS of ($0.06) loss per share. For the full-year 2016, the Company reported revenue from continuing operations of $935.6 million, net loss from continuing operations of ($34.4) million and diluted EPS of ($0.46) loss per share.

Fourth Quarter Highlights

•	Net revenue for the fourth quarter 2016 was $240.1 million, a decrease of $3.6 million or 1.5% year over year, reflecting the ongoing favorable shift in revenue mix to a greater percentage of core revenue and less lower-margin non-core revenue;

•	Core revenue increased $21.9 million or 15.1% year over year to $166.8 million, representing core mix of 70%, up from 60% core mix in the fourth quarter of 2015;

•	We are on track to achieve the full $17.0 million in Home Solutions synergies, and we expect to achieve an additional $23.0 to $25.0 million in cost reductions by the end of 2017. These additional savings include workforce optimization and reorganization, procurement and formulary management savings, improved asset utilization, enhanced nursing productivity and reduction of delivery costs;

•	Consolidated Loss from continuing operations, net of income taxes was $(5.2) million, an improvement of $11.8 million compared to the prior year fourth quarter consolidated loss from continuing operations, net of income taxes of $(17.0) million. The year over year reduction in loss was the result of improved operating results combined with lower restructuring costs;

•	Consolidated Adjusted EBITDA was $9.5 million for the fourth quarter 2016, as compared to the $9.0 million consolidated Adjusted EBITDA in the prior year fourth quarter. The year over year increase in consolidated Adjusted EBITDA was the result of improved core mix, higher gross margins, and expense leverage in 2016.

“I am extremely pleased with the great results the BioScrip team delivered during the quarter,” said Daniel E. Greenleaf, President and Chief Executive Officer. “Our focus on driving profitable growth, improving operating processes and realizing operating cost reductions and synergies generated both revenue and Adjusted EBITDA results for the quarter ahead of our prior expectations. We are in the early stages of our 18 to 24 month turnaround initiative, and through ongoing work the BioScrip team continues to uncover opportunities to drive transformational change and unlock value throughout the organization. BioScrip remains on pace to realize at least $17.0 million of cumulative Home Solutions cost synergies by the end of 2017 and we expect an incremental $23.0 million to $25.0 million in cost structure improvements during the year, a portion of which partially offsets the negative impact of the Cures Act legislation.”

Mr. Greenleaf added, “During the quarter our leadership team launched the CORE initiative, a program focused on improving Core growth, Operational efficiencies, Revenue collections and Employee effectiveness. Continued execution of the CORE initiative positions BioScrip for the sustainable growth of our higher-margin core business and ongoing improvement of our operating processes, driving our future financial performance and creating value for our shareholders.”

Mr. Greenleaf continued, “Additionally, we are working diligently, both internally and externally, to mitigate the unfavorable impact of the Cures Act legislation on our business and on the critically ill patients relying on home infusion therapies. These efforts include actively working with Congress and the Centers for Medicare and Medicaid Services (CMS) to propose an amendment to the legislation to account for the infusion benefit as well as the formation of Keep My Infusion Care at Home, a newly established coalition of patients, family members, caregivers, healthcare providers and related industry organizations. For further information, please visit http://www.keepmyinfusioncareathome.org. We have made significant progress internally to offset the negative financial impact of the Cures Act and through the National Home Infusion Association (NHIA) and lobbying efforts, we remain in ongoing discussions with the U.S. Congress on the benefits of home infusion therapy and the impact of the Cures Act legislation.”

The Company achieved $2.6 million in Home Solutions cost synergies in the fourth quarter of 2016. In total, between fourth quarter 2016 realized synergies of $2.6 million and 2017 expected incremental synergies of $14.4 million, the Company believes it is positioned to achieve the full $17.0 million in expected Home Solutions cost synergies.

Results of Operations

Fourth Quarter 2016 versus Prior Year Fourth Quarter 2015

Revenue from continuing operations for the fourth quarter of 2016 was $240.1 million, compared to $243.7 million in the fourth quarter of 2015, a decrease of $3.6 million or 1.5%. This revenue decrease resulted from of the Company’s previously announced shift in its revenue mix to a greater percentage of core revenue and less lower-margin non-core revenue.

Consolidated gross profit for the fourth quarter of 2016 was $74.7 million, or 31.1% of revenue, up 410 basis points as a percentage of revenue, compared to the prior year fourth quarter 2015 gross profit of $65.9 million, or 27.0% of revenue. The improvement in gross profit percentage was the result of the improved revenue mix year over year.

Consolidated Loss from continuing operations, net of income taxes for the fourth quarter of 2016 was ($5.2) million, representing an improvement of $11.8 million versus the same period prior year Consolidated Loss from continuing operations, net of income taxes of ($17.0) million. The year over year reduction in loss was the result of improved operating results combined with lower restructuring costs.

Consolidated Adjusted EBITDA from continuing operations for the fourth quarter of 2016 was $9.5 million, representing an increase of $0.5 million versus the same period prior year Consolidated Adjusted EBITDA of $9.0 million. The increase in Consolidated Adjusted EBITDA was the result of improved operating results in 2016.

Full-Year 2016 versus Prior Full-Year 2015

Revenue from continuing operations for the full year 2016 was $935.6 million, compared to $982.2 million in the full year 2015, a decrease of $46.6 million or 4.7%. This revenue decrease was the result of the Company’s previously announced shift in its revenue mix to a greater percentage of core revenue and less lower-margin non-core revenue.

Consolidated gross profit for the full year 2016 was $265.6 million, or 28.4% of revenue, up 180 basis points as a percentage of revenue, compared to the prior full year 2015 gross profit of $260.9 million, or 26.6% of revenue. The improvement in gross profit percentage was the result of the improved revenue mix year over year.

Consolidated Loss from continuing operations, net of income taxes for the full year 2016 was ($34.4) million, representing an improvement of $269.0 million versus the prior full year 2015 Consolidated Loss from continuing operations, net of income taxes of ($303.4) million. The year over year change was the result of improved operating results in 2016 combined with the prior year 2015 non-cash goodwill impairment charge, which did not recur in 2016.

Consolidated Adjusted EBITDA from continuing operations for the full year 2016 was $30.9 million, representing an increase of $15.0 million as compared to the prior full year 2015 Consolidated Adjusted EBITDA of $15.9 million. The increase in Consolidated Adjusted EBITDA resulted from improved operational performance in 2016.

2017 Guidance

The Company is providing guidance for full-year 2017. This full-year 2017 guidance incorporates the estimated negative impact of the Cures Act legislation on the Company. The Cures Act legislation results in a significant reduction in Medicare reimbursement rates on certain drugs effective January 1, 2017 and does not reimburse any services payments for the administration of these drugs to patients via home infusion pharmacies. For the full-year 2017, we are guiding to revenues in the range of $920.0 million to $950.0 million and adjusted EBITDA in the range of $45.0 million to $55.0 million.

Liquidity and Capital Resources

As of yesterday, March 2, 2017, the Company had $21.8 million of liquidity in the form of cash held in bank. Under the terms of the Company’s Amended Credit Agreement, the Company no longer has access to a revolving credit facility and therefore cash held in bank represents the Company’s liquidity position. As of December 31, 2016 the Company was in full compliance with its bank covenants under the terms of the Amended Credit Agreement. The Company’s net Days Sales Outstanding (“DSO”) at December 31, 2016, was 43 days.

Conference Call and Presentation

BioScrip will host a conference call and live webcast, March 3, 2017, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and full year 2016 financial results. Interested parties may participate by dialing 888-372-9592 (US) or by accessing a link on the Company's website at www.bioscrip.com.

A replay of the conference call will be available for one weeks after the call's completion by dialing 855-859-2056 (US) and entering conference call ID number 5266355. An audio webcast and archive will also be available for 30 days under the "Investor Relations" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Investor Contacts:

Jeffrey M. Kreger	David Clair
Chief Financial Officer & Treasurer	ICR, Inc.
T: (720) 697-5200	T: (646) 277-1266
jeffrey.kreger@bioscrip.com	david.clair@icrinc.com

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding 2017 guidance, projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, expectations of Home Solutions cost synergies and incremental cost structure improvements and other statements regarding the Company's financial improvement plan and strategy. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statement include but are not limited to risks associated with: the Company’s ability to successfully integrate the HS Infusion Holdings, Inc. business into its existing businesses; the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; the Company’s ability to evaluate opportunities for improvement and implement solutions as part of its strategic review process; the Company’s ability to comply with the covenants in its debt agreements or obtain amendments to such covenants; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

TABLES TO FOLLOW

Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	December 31, 2016	December 31, 2015

ASSETS
Current assets
Cash and cash equivalents	$9,569	$15,577
Receivables, less allowance for doubtful accounts of $44,730 and $59,689
Receivables, less allowance for doubtful accounts of $44,730 and $59,689 at December 31, 2016 and 2015, respectively	111,811	97,353
Inventory	36,165	42,983
Prepaid expenses and other current assets	18,507	27,772
Total current assets	176,052	183,685
Property and equipment, net	32,535	31,939
Goodwill	365,947	308,729
Intangible assets, net	31,043	5,128
Other non-current assets	2,163	1,161
Total assets	$607,740	$530,642
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current portion of long-term debt	$18,521	$24,380
Accounts payable	59,134	65,077
Amounts due to plan sponsors	3,799	3,491
Accrued interest	6,705	6,898
Accrued expenses and other current liabilities	42,191	52,918
Total current liabilities	130,350	152,764
Long-term debt, net of current portion	433,413	393,741
Deferred taxes	2,281	236
Other non-current liabilities	1,257	1,861
Total liabilities	567,301	548,602

Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized; 21,645 and 635,822 shares issued and outstanding; and, $2,603 and $69,702 liquidation preference as of December 31, 2016 and December 31, 2015, respectively	2,462	62,918
Series C convertible preferred stock, $.0001 par value; 625,000 shares authorized; 614,177 shares issued and outstanding; and $75,491 liquidation preference as of December 31, 2016	69,540	-
Stockholders' (deficit) equity
Preferred stock, $.0001 par value; 5,000,000 and 4,175,000 shares authorized; no shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	-	-
Common stock, $.0001 par value; 250,000,000 and 125,000,000 shares authorized as of December 31, 2016 and December 31, 2015, respectively; 117,682,543 and 71,421,664 shares issued and 117,682,543 and 68,767,613 shares outstanding as of December 31, 2016 and December 31, 2015, respectively	12	8
Treasury stock, no shares outstanding as of December 31, 2016 and 2,654,051 shares outstanding, at cost, as of December 31, 2015	-	(10,737)
Additional paid-in capital	611,844	531,764
Accumulated deficit	(643,419)	(601,913)
Total stockholders' deficit	(31,563)	(80,878)
Total liabilities and stockholders' deficit	$607,740	$530,642

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Years Ended December 31,
	2016	2015

Net revenue	$935,589	$982,223
Cost of revenue (excluding depreciation expense)	669,958	721,308
Gross profit	265,631	260,915
% of revenues	28.4%	26.6%

Other operating expenses	170,718	165,998
Bad debt expense	26,799	41,042
General and administrative expenses	39,225	42,524
Change in fair value of equity linked liabilities	(10,450)	-
Impairment of goodwill	-	251,850
Restructuring, acquisition, integration, and other expenses, net	15,859	24,405
Depreciation and amortization expense	21,551	22,743
Interest expense, net	38,235	37,313
(Gain) on dispositions	(3,954)	-
Loss from continuing operations, before income taxes	(32,352)	(324,960)
Income tax expense (benefit)	2,015	(21,532)
Loss from continuing operations, net of income taxes	(34,367)	(303,428)
Income (loss) from discontinued operations, net of income taxes	(7,139)	3,721
Net loss	$(41,506)	$(299,707)
Accrued dividends on preferred stock	(8,392)	(6,120)
Deemed dividend on preferred stock	(692)	(3,690)
Loss attributable to common stockholders	$(50,590)	$(309,517)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	93,740	68,710

Loss from continuing operations, basic and diluted	$(0.46)	$(4.56)
Income from discontinued operations, basic and diluted	(0.08)	0.05
Loss per common share, basic and diluted	$(0.54)	$(4.51)

Schedule 3

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016

Net revenue	$238,462	$232,462	$224,542	$240,123	$935,589
Cost of revenue (excluding depreciation expense)	174,230	168,298	161,957	165,473	669,958
Gross profit	64,232	64,164	62,585	74,650	265,631
% of revenues	26.9%	27.6%	27.9%	31.1%	28.4%

Other operating expenses	39,658	40,619	42,729	47,712	170,718
Bad debt expense	7,592	4,279	7,727	7,201	26,799
General and administrative expenses	11,051	9,414	9,948	8,812	39,225
Change in fair value of equity linked liabilities	-	-	-	(10,450)	(10,450)
Restructuring, acquisition, integration, and other expenses, net	2,667	4,291	2,368	6,533	15,859
Depreciation and amortization expense	4,538	4,252	4,166	8,595	21,551
Interest expense, net	9,412	9,469	9,331	10,023	38,235
(Gain) on disposition of property and equipment	(939)	-	(3,015)	-	(3,954)
Loss from continuing operations, before income taxes	(9,747)	(8,160)	(10,669)	(3,776)	(32,352)
Income tax expense	23	149	421	1,422	2,015
Loss from continuing operations, net of income taxes	(9,770)	(8,309)	(11,090)	(5,198)	(34,367)
Income (loss) from discontinued operations, net of income taxes	233	75	(174)	(7,273)	(7,139)
Net loss	$(9,537)	$(8,234)	$(11,264)	$(12,471)	$(41,506)
Accrued dividends on preferred stock	(1,998)	(2,056)	(2,138)	(2,200)	(8,392)
Deemed dividends on preferred stock	(172)	(173)	(173)	(174)	(692)
Loss attributable to common stockholders	$(11,707)	$(10,463)	$(13,575)	$(14,845)	$(50,590)

Loss per common share:
Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,771	73,186	114,826	117,683	93,740

Loss from continuing operations, basic and diluted	$(0.17)	$(0.14)	$(0.12)	$(0.06)	$(0.46)
Income from discontinued operations, basic and diluted	-	-	-	(0.06)	(0.08)
Net loss per common share, basic and diluted	$(0.17)	$(0.14)	$(0.12)	$(0.12)	$(0.54)

Schedule 4

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/2015

Net revenue	$244,357	$246,897	$247,224	$243,745	$982,223
Cost of revenue (excluding depreciation expense)	179,402	182,079	181,991	177,836	721,308
Gross profit	64,955	64,818	65,233	65,909	260,915
% of revenues	26.6%	26.3%	26.4%	27.0%	26.6%

Other operating expenses	41,616	43,313	41,198	39,871	165,998
Bad debt expense	8,346	15,165	9,321	8,210	41,042
General and administrative expenses	11,699	11,866	9,308	9,651	42,524
Impairment of goodwill	-	238,000	13,850	-	251,850
Restructuring, acquisition, integration, and other expenses, net	3,704	5,969	5,369	9,363	24,405
Depreciation and amortization expense	5,794	6,247	5,471	5,231	22,743
Interest expense, net	9,163	9,080	9,507	9,563	37,313
Loss from continuing operations, before income taxes	(15,367)	(264,822)	(28,791)	(15,980)	(324,960)
Income tax expense (benefit)	1,928	(19,921)	(4,551)	1,012	(21,532)
Loss from continuing operations, net of income taxes	(17,295)	(244,901)	(24,240)	(16,992)	(303,428)
(Loss) income from discontinued operations, net of income taxes	(2,379)	94	7,457	(1,451)	3,721
Net loss	$(19,674)	$(244,807)	$(16,783)	$(18,443)	$(299,707)
Accrued dividends on preferred stock	(453)	(1,805)	(1,899)	(1,963)	(6,120)
Deemed dividends on preferred stock	(1,164)	(2,186)	(169)	(171)	(3,690)
Loss attributable to common stockholders	$(21,291)	$(248,798)	$(18,851)	$(20,577)	$(309,517)

Loss per common share:
Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	68,637	68,698	68,742	68,760	68,710

Loss from continuing operations, basic and diluted	$(0.28)	$(3.62)	$(0.38)	$(0.28)	$(4.56)
Income from discontinued operations, basic and diluted	(0.03)	-	0.11	(0.02)	0.05
Net loss per common share, basic and diluted	$(0.31)	$(3.62)	$(0.27)	$(0.30)	$(4.51)

Schedule 5

BIOSCRIP, INC. AND SUBSIDIARIES

 QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

	Three Months Ended				Twelve Months Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016
Adjusted EBITDA by Segment:
Infusion Services Adjusted EBITDA	$16,982	$19,266	$12,129	$19,737	$68,114
Adjusted EBITDA margin %	7.1%	8.3%	5.4%	8.2%	7.3%
Corporate Overhead Adjusted EBITDA	(9,577)	(8,895)	(8,590)	(10,200)	(37,262)
Adjusted EBITDA margin %	(4.0%)	(3.8%)	(3.8%)	(4.2%)	(4.0%)

Consolidated Adjusted EBITDA	7,405	10,371	3,539	9,537	30,852
Adjusted EBITDA margin %	3.1%	4.5%	1.6%	4.0%	3.3%

Interest expense, net	(9,412)	(9,469)	(9,331)	(10,023)	(38,235)
Gain on dispositions	939	-	3,015	-	3,954
Income tax expense	(23)	(149)	(421)	(1,422)	(2,015)
Depreciation and amortization expense	(4,538)	(4,252)	(4,166)	(8,595)	(21,551)
Stock-based compensation (expense) benefit	(1,474)	(519)	(1,358)	1,388	(1,963)
Change in fair value of equity linked liabilities	-	-	-	10,450	10,450
Restructuring, acquisition, integration, and other expenses, net (1)	(2,667)	(4,291)	(2,368)	(6,533)	(15,859)
Loss from continuing operations, net of income taxes	$(9,770)	$(8,309)	$(11,090)	$(5,198)	$(34,367)

General and Administrative Expenses on Face of Income Statement:
Corporate overhead adjusted EBITDA	$(9,577)	$(8,895)	$(8,590)	$(10,200)	$(37,262)
Stock-based compensation (expense)	(1,474)	(519)	(1,358)	1,388	(1,963)
General and administrative expenses	$(11,051)	$(9,414)	$(9,948)	$(8,812)	$(39,225)

(1) Restructuring, acquisition, integration and other expenses, net include costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed locations.

Schedule 6

BIOSCRIP, INC. AND SUBSIDIARIES

 QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

	Three Months Ended				Twelve Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/2015
Adjusted EBITDA by Segment:
Infusion Services Adjusted EBITDA	$14,993	$6,340	$14,714	$17,828	$53,875
Adjusted EBITDA margin %	6.1%	2.6%	6.0%	7.3%	5.5%
Corporate Overhead Adjusted EBITDA	(10,042)	(10,704)	(8,476)	(8,789)	(38,011)
Adjusted EBITDA margin %	(4.1%)	(4.3%)	(3.4%)	(3.6%)	(3.9%)

Consolidated Adjusted EBITDA	4,951	(4,364)	6,238	9,039	15,864
Adjusted EBITDA margin %	2.0%	(1.8%)	2.5%	3.7%	1.6%

Interest expense, net	(9,163)	(9,080)	(9,507)	(9,563)	(37,313)
Income tax (expense) benefit	(1,928)	19,921	4,551	(1,012)	21,532
Depreciation and amortization expense	(5,794)	(6,247)	(5,471)	(5,231)	(22,743)
Stock-based compensation expense	(1,657)	(1,162)	(832)	(862)	(4,513)
Impairment of goodwill	-	(238,000)	(13,850)	-	(251,850)
Restructuring, acquisition, integration, and other expenses, net (1)	(3,704)	(5,969)	(5,369)	(9,363)	(24,405)
Loss from continuing operations, net of income taxes	$(17,295)	$(244,901)	$(24,240)	$(16,992)	$(303,428)

General and Administrative Expenses on Face of Income Statement:
Corporate overhead adjusted EBITDA	$(10,042)	$(10,704)	$(8,476)	$(8,789)	$(38,011)
Stock-based compensation expense	(1,657)	(1,162)	(832)	(862)	(4,513)
General and administrative expenses	$(11,699)	$(11,866)	$(9,308)	$(9,651)	$(42,524)

(1) Restructuring, acquisition, integration and other expenses, net include costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed locations.

Schedule 7

BIOSCRIP, INC AND SUBSIDIARIES

CONSOLIDATED CONDENSED CASH FLOWS

(in thousands)

	Three Months Ended				Twelve Months Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016
Cash flows from operating activities:
Net loss from continuing operations	$(9,770)	$(8,309)	$(11,090)	$(5,198)	$(34,367)
Receivables, net of bad debt expense	(4,417)	3,136	8,001	(9,222)	(2,502)
Inventory	13,867	(3,330)	2,265	(2,786)	10,016
Prepaid expenses and other assets	7,897	(7,575)	8,839	(10,053)	(892)
Accounts payable	(11,995)	(4,195)	(15,058)	10,731	(20,517)
Accrued interest	(4,630)	4,438	(4,437)	4,436	(193)
Accrued expenses and other liabilities	(2,227)	(851)	(4,302)	(418)	(7,798)
Non-Cash Adjustments:
Depreciation and amortization	4,538	4,252	4,166	8,595	21,551
Deferred taxes	174	178	184	1,509	2,045
Other Non-Cash	1,589	1,554	(5,342)	(347)	(2,546)
Operating Cash Flow (Use)	(4,974)	(10,702)	(16,774)	(2,753)	(35,203)
Discontinued operations	(5,989)	76	(175)	(1,478)	(7,566)
Capital expenditures	(2,429)	(3,037)	(2,578)	(1,598)	(9,642)
Proceeds from dispositions	1,105	27	3,045	-	4,177
Common stock raise, net	-	83,267	-	-	83,267
Home Solutions Acquisition	-	-	(67,516)	-	(67,516)
Term note (repayments)	(3,137)	(3,137)	(3,137)	(3,139)	(12,550)
Revolver borrowing (repayments)	8,000	(23,000)	39,000	16,300	40,300
Deferred financing costs and other	(104)	(118)	(455)	(598)	(1,275)
Total All Cash Flow (Use)	$(7,528)	$43,376	$(48,590)	$6,734	$(6,008)

Schedule 8

BIOSCRIP, INC AND SUBSIDIARIES

CONSOLIDATED CONDENSED CASH FLOWS

(in thousands)

	Three Months Ended				Twelve Months Ended
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	12/31/2015
Cash flows from operating activities:
Net loss from continuing operations	$(17,295)	$(244,901)	$(24,240)	$(16,992)	$(303,428)
Receivables, net of bad debt expense	799	7,134	(4,310)	17,005	20,628
Inventory	(4,666)	(483)	15,477	(16,097)	(5,769)
Prepaid expenses and other assets	(854)	163	(2,695)	(617)	(4,003)
Accounts payable	995	(13,723)	(23,094)	11,693	(24,129)
Accrued interest	(4,585)	4,437	(4,438)	4,630	44
Accrued expenses and other liabilities	(11,200)	1,267	24	1,850	(8,059)
Non-Cash Adjustments:
Depreciation and amortization	5,794	6,247	5,471	5,231	22,743
Impairment of goodwill	-	238,000	13,850	-	251,850
Deferred Taxes	1,927	(17,761)	(5,374)	1,119	(20,089)
Other Non-Cash	2,458	2,081	2,570	814	7,923
Operating Cash Flow (Use)	(26,627)	(17,539)	(26,759)	8,636	(62,289)
Discontinued operations	(1,421)	(573)	28,669	(4,563)	22,112
Capital expenditures	(2,063)	(3,734)	(4,349)	(1,398)	(11,544)
Preferred stock and warrants	58,951	-	740	-	59,691
Revolver borrowing (repayments)	(5,000)	-	30,000	(15,000)	10,000
Deferred financing costs and other	(1,365)	(229)	-	(1,539)	(3,133)
Total All Cash Flow (Use)	$22,475	$(22,075)	$28,301	$(13,864)	$14,837

 Schedule 9

BIOSCRIP, INC AND SUBSIDIARIES

 FULL YEAR 2017 GUIDANCE

(dollars in millions, except EPS)

	Low End	High End
	of Range	of Range

Revenues	$920.0	$950.0

Adjusted EBITDA	45.0	55.0
adjusted ebitda margin	4.9%	5.8%

Stock Compensation	3.0	2.5
Depreciation & Amortization	27.0	25.0
Interest Expense, net	52.0	49.0
Restructuring Costs	4.0	3.0
Income Tax Expense	3.0	2.0
Preferred Stock Dividends	9.4	9.4
Net Loss - Continuing Ops	$(53.4)	$(35.9)

Diluted Loss Per Common Share	$(0.45)	$(0.30)

weighted-average diluted shares	118,000	118,000